Annual Meeting of Stockholders April 23, 2015

Forward Looking Statements 2 Certain statements contained herein are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "estimate," "anticipate," "continue," or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those related to the economic environment, particularly in the market areas in which Provident Financial Services, Inc. (the “Company”) operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company also advises readers that the factors listed above could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not have any obligation to update any forward-looking statements to reflect events or circumstances after the date of this statement. A detailed discussion of factors that could affect our results is included in our SEC filings, including the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2014.

2014 Performance Highlights Assets:  $1.0B to $8.5B Loans:  $891M to $6.1B Deposits:  $590M to $5.2B Non-Interest Bearing:  $184M to $1.0B Revenues:  $20M to $280M Operating Net Income*:  $5M to $78M Completed Team Capital Bank acquisition: 5/30/14 Completed Long Island wealth accounts acquisition: 10/31/14 *Non-core items totaled $4.7M in 2014 and $3.2M in 2013

Assets at 12/31/14 LOANS 71% OTHER ASSETS 2% BOLI 2% INTANGIBLES 5% CASH & INVESTMENTS 20%

Loans at 12/31/14 CRE 28% C&I 21% RESIDENTIAL 20% MULTI-FAMILY 17% CONSUMER 10% CONSTRUCTION 4%

Credit Quality $82.2 $70.6 $72.3 $70.4 $59.0 0.24 0.13 0.08 0.14 0.19 0.00 0.10 0.20 0.30 0.40 0.50 0.60 0.70 0.80 $50.0 $55.0 $60.0 $65.0 $70.0 $75.0 $80.0 $85.0 12/31/2013 3/31/2014 6/30/2014 9/30/2014 12/31/2014 Net Charge-offs (%) NPAs ($ in millions) NPAs Net Charge-offs Non-Performing Assets/Assets 0.69% at 12/31/14

Average Earning Assets Funding – Q4 2014 INTEREST BEARING CORE 52% TIME 11% BORROWINGS 19% OTHER 4% NON-INTEREST BEARING 14%

Deposits at 12/31/14 NON-INTEREST BEARING 18% NOW 25% MMA 26% SAVINGS 17% JUMBO TIME 6% OTHER TIME 8% 86% Core Deposits Q4 2014 Cost of Deposits 0.26%

Capital Strength 12/31/14 REQUIRED FOR WELL-CAPITALIZED Tier 1 Leverage 9.21% 5.00% Tier 1 Risk-based 12.06% 6.00% Total Risk-based 13.06% 10.00%

Strategic Initiatives to Drive Long-Term Value Improve Net Interest Margin Attract, Retain, Develop and Reward Employees Develop and Grow Profitable Relationships

Strategic Initiatives to Drive Long-Term Value Prepare our Infrastructure to be a $10 Billion Asset Company Grow Wealth Management Revenue Pursue Accretive Mergers and Acquisitions

The Outlook (Near-Term) Focus on New Markets Successful Combination of The MDE Group with Beacon Trust Continue to Grow and Enhance Our Lending Team